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                                                                       EXHIBIT 5

                               November 29, 2000

To the Board of Directors of Allied Holdings, Inc.

Gentlemen:

         As Vice President, Secretary and General Counsel of Allied Holdings, Inc., a Georgia corporation (the "Company"), I have reviewed the proceedings in connection with the registration statement on Form S-8 proposed to be filed with the Securities and Exchange Commission (the "Commission") relating to the registration pursuant to the Securities Act of 1933, as amended (the "Securities Act"), of $4,000,000 of Deferred Compensation Obligations (the "Obligations") of the Company arising under the Allied Holdings, Inc. Deferred Compensation Plan (the "Plan"). This opinion is rendered pursuant to Item 8 of Form S-8 and Item 601(b)(5) of Regulation S-K. In the capacity described above, I have reviewed such documents and made such investigations as I have deemed appropriate in rendering this opinion.

         I am of the opinion that, subject to compliance with the pertinent provisions of the Securities Act and compliance with such securities or "Blue Sky" laws of any jurisdiction as may be applicable, the Obligations have been duly authorized and, when accrued in accordance with the terms of the Plan, the Obligations will be legal, valid and binding obligations of the Company, subject to the effect of bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the rights and remedies of creditors and the effect of general principles of equity.

         I am a member of the Bar of the State of Georgia. In expressing the opinions set forth above, I am not passing on the laws of any jurisdiction other than the laws of the State of Georgia and the Federal law of the United States of America. I hereby consent to the filing of this opinion or copies thereof as an exhibit to the registration statement referred to above.

                                    Very truly yours,

                                    /s/ Thomas M. Duffy
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                                        Thomas M. Duffy
                                        Vice President-Corporate Affairs
                                        Secretary and General Counsel